EXHIBIT 10.3


CalAmp Logo


Tracy Trent
3575 Liggett Drive
San Diego, CA  92106

      Re:    Separation Agreement

Dear Tracy:

      As we have discussed, as a result of your resignation your employment with the Solutions Division of CalAmp Corp. ("CalAmp" or the "Company") ended effective December 13, 2004 (the "Separation Date"). In return for your resignation and other consideration as described herein, we will provide you with the following severance payments and other benefits pursuant to this Separation Agreement (the "Agreement"):

* Severance in the aggregate amount of $255,000, payable over a twelve (12) month period in equal bi-weekly payments coinciding with the regular payroll processing schedule of CalAmp's Solutions Division, less regular tax deductions and withholdings.

* Twelve (12) months of paid COBRA premiums.

* You may keep the Company-issued laptop computer you have been using, provided CalAmp is able to make all necessary security changes.

      Both you and the Company agree that neither party will make any statements that in any way disparage the other party.

      Both you and the Company hereby agree to release each other and their respective heirs, executors, employees, officers, directors, investors, stockholders, subsidiary corporations, predecessor and successor corporations and assigns (with respect to each party to this Agreement, the "Releasees") from any and all claims, charges or lawsuits relating in any way to your employment or the termination of that employment (the "Release"). This Release includes any claims in contract, tort or under any federal or state law that you or the Company may now or in the future have against the other
party's Releasees or anyone connected with them.   You also recognize that
the Company's Releasees deny any obligation or liability to you, and that the severance pay and other benefits under this Agreement are being given to you to assist you in your transition from your employment with CalAmp.

      This Agreement does not waive or release any rights or claims that you may have under the Age Discrimination in Employment Act that arise after the date that you sign this Agreement. No such rights or claims shall be deemed to arise from any action specifically contemplated by and taken pursuant to this Agreement.

      You and the Company agree that in executing this Agreement it shall be effective as a bar to each and every claim, demand, cause of action and lawsuit, both known and unknown, that you or the Company may have against the other party's Releasees. In furtherance of this intention, you and the Company hereby expressly waive any and all rights and benefits conferred upon you or the Company by the provisions of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING A RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR [EMPLOYER].

      You and the Company agree, understand and acknowledge the significance and the consequences of such Release, as well as the specific waiver of
Section 1542. This means that, should you or the Company discover any facts different from what you or the Company understood at the time this Agreement was entered into, you or the Company, as the case may be, will still be barred from making any claims against any of the other party's Releasees.

      By signing below, you acknowledge and represent that you are not aware of any current injury or illness, either physical or mental, from which you are suffering as a result of your having worked for CalAmp or any of its subsidiaries.

      The severance payments and other benefits indicated in this Agreement shall not constitute an extension of employment status beyond the Separation Date for purposes of additional benefits that are not specifically outlined in this Agreement. Accordingly, vacation pay, holiday pay, sick pay, workers' compensation, disability, and other similar benefits that are based upon your employment status will no longer accrue after the Separation Date.

      It is further understood that paragraphs 7 and 8 of the Employment Agreement entered into on February 2, 2004 between you and the Company remain in full force and effect.


DATED:  12/16/04                                CALAMP CORP.
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                                                       /s/ Fred Sturm
                                                   -----------------------
                                                By: Fred Sturm
                                                    President and
                                                    Chief Executive Officer


       I HEREBY TENDER MY RESIGNATION AS THE PRESIDENT OF THE SOLUTIONS DIVISION OF CALAMP CORP. I ALSO TENDER MY RESIGNATION AS AN OFFICER AND DIRECTOR OF VYTEK CORPORATION ("VYTEK") AND ALL OF VYTEK'S SUBSIDIARIES. I UNDERSTAND AND AGREE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS SEPARATION AGREEMENT AND KNOWINGLY AND VOLUNTARILY RELEASE ANY CLAIMS WHICH I MAY HAVE AGAINST THE RELEASEES IN EXCHANGE FOR THE SEVERANCE PAYMENTS AND OTHER BENEFITS SPECIFIED IN THIS AGREEMENT. I FURTHER UNDERSTAND AND AGREE THAT I HAVE THE RIGHT TO CONSULT AN ATTORNEY AT MY EXPENSE AND THAT I MAY VOLUNTARILY WAIVE THAT RIGHT.


DATED:  12/16/04                          /s/ Tracy Trent
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                                            Tracy Trent